As filed with the Securities and Exchange Commission on October 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNAPTOGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1585656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Weinstein, Chief Financial Officer

Synaptogenix, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch

Daniel A. Bagliebter

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

212-935-3000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filter ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2024

PROSPECTUS

Synaptogenix, Inc.

11,934,108 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to an aggregate of 11,934,108 shares of our common stock, par value $0.0001 per share (the “Common Stock”), issuable upon the conversion of shares of our newly designated Series C convertible preferred stock (the “Preferred Shares”) and shares of our Common Stock issuable upon exercise of warrants (the “Warrants”) that were sold in a private placement. The Preferred Shares and Warrants were acquired by the selling stockholders under the Securities Purchase Agreement (the “Purchase Agreement”), dated September 10, 2024, by and among the Company and the investors listed therein (the “Investors”). The shares of Common Stock issuable upon the conversion of the Preferred Shares are herein referred to as “Conversion Shares,” and the shares of Common Stock issuable upon the exercise of the Warrants are herein referred to as “Warrant Shares.”

We are registering the resale of the Conversion Shares and Warrant Shares covered by this prospectus as required by the Registration Rights Agreement, dated September 10, 2024, by and among the Company and the Investors (the “Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the Conversion Shares and Warrant Shares may be distributed, see “Plan of Distribution” beginning on page 11 of this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SNPX.” The last reported sale price of our Common Stock on October 9, 2024 was $2.95 per share.

Investing in our Common Stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 6 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the shares of our Common Stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Synaptogenix,” the “Company,” “we,” “us” and “our” refer to Synaptogenix, Inc.

PROSPECTUS SUPPLEMENT

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Overview

We are a biopharmaceutical company with product candidates in pre-clinical and clinical development. We began operations in October 2012. We are principally focused on developing a product platform based upon a drug candidate called Bryostatin-1 for the treatment of Alzheimer’s disease, which is in the clinical testing stage. We are also evaluating Bryostatin-1 for other neurodegenerative or cognitive diseases and dysfunctions, such as Fragile X syndrome, Multiple Sclerosis, and Niemann-Pick Type C disease, which have undergone pre-clinical testing.

Neurotrope, our predecessor company, had been a party to a technology license and services agreement with the original Blanchette Rockefeller Neurosciences Institute (which has been known as Cognitive Research Enterprises, Inc. since October 2016), and its affiliate NRV II, LLC, which we collectively refer to herein as “CRE,” pursuant to which we now have an exclusive non-transferable license to certain patents and technologies required to develop our proposed products. We were formed for the primary purpose of commercializing the technologies initially developed by BRNI for therapeutic applications for AD or other cognitive dysfunctions. These technologies have been under development by BRNI since 1999 and, until March 2013, had been financed through funding from a variety of non-investor sources (which include not-for-profit foundations, the NIH, which is part of the U.S. Department of Health and Human Services, and individual philanthropists). From March 2013 forward, development of the licensed technology has been funded principally through us in collaboration with CRE.

Private Placement of Preferred Shares and Warrants

On September 10, 2024, we entered into the Purchase Agreement with certain accredited investors, pursuant to which we issued and sold to certain accredited investors, in a private placement (the “Private Placement”), an aggregate of (i) 3,207 Preferred Shares, initially convertible into up to 801,750 Conversion Shares at a conversion price of $4.00 per share, and (ii) Warrants to acquire up to 1,250,000 Warrant Shares at an exercise price of $4.00 per share. In a concurrent registered direct offering, we sold 1,793 Preferred Shares to the purchasers initially convertible in to 448,250 shares of Common Stock. Each Preferred Share and accompanying Warrants were sold together at a combined offering price of $1,000. The terms of the Preferred Shares are as set forth in the Certificate of Designations of Series C Convertible Preferred Stock of Synaptogenix, Inc. (the “Certificate of Designations”), which was filed and became effective with the Secretary of State of the State of Delaware on September 12, 2024. The Warrants are immediately exercisable and expire 5 years from issuance.

In connection with the Private Placement, we entered into the Registration Rights Agreement, pursuant to which we are obligated, among other things, to (i) file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 30 days of September 10, 2024 for purposes of registering 200% of the Conversion Shares and Warrant Shares for resale by the selling stockholders, (ii) use our best efforts to have the registration statement declared effective within 60 days after closing of the Private Placement (or 90 days after the closing of the Private Placement if the registration statement is reviewed by the SEC), and (iii) maintain the registration until the earlier of (x) the date on which the selling stockholders may sell their Conversion Shares or Warrant Shares without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (y) the date on which the selling stockholders no longer hold any Conversion Shares or Warrant Shares.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Private Placement has represented to us that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Shares and Warrants are being offered without any general solicitation by us or our representatives.

Preferred Shares

The Preferred Shares are convertible into Common Stock at the election of the holder at any time at an initial conversion price of $4.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). We are required to redeem the Preferred Shares in equal quarterly installments, commencing on October 31, 2024. The amortization payments due upon such redemption are payable in cash at 107% of the applicable Installment Amount (as defined in the Certificate of Designations).

The holders of the Preferred Shares are entitled to dividends of 5% per annum, compounded quarterly, which are payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Shares will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment. The holders of Preferred Shares are also entitled to vote with holders of the Common Stock as a single class on all matters that holders of Common Stock are entitled to vote upon, with the number of votes per Preferred Share equal to the stated value of such Preferred Share divided by the “Minimum Price” (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) immediately prior to September 10, 2024. Following the first anniversary of the initial issuance of the Preferred Shares through the date that is ten calendar days thereafter, holders of the Preferred Shares may require us to redeem all or any portion of their Preferred Shares in cash, pursuant to the terms set forth in the Certificate of Designation.

Notwithstanding the foregoing, our ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.99% of our outstanding shares of Common Stock in accordance with the Nasdaq Stock Market LLC listing standards (the “Nasdaq Stockholder Approval”). We have agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2024. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Certificate of Designations or Warrants.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Registration Rights Agreement and our failure to pay any amounts due to the holders of the Preferred Shares when due. In connection with a Triggering Event, each holder of Preferred Shares will be able to require us to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations.

There is no established public trading market for the Preferred Shares and we do not intend to list the Preferred Shares on any national securities exchange or nationally recognized trading system.

Warrants

The Warrants are exercisable for shares of Common Stock immediately at an exercise price of $4.00 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). There is no established public trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We were incorporated in the State of Delaware on October 31, 2012 as “Neurotrope Bioscience, Inc.” On August 23, 2013, Neurotrope Acquisition, Inc., a wholly owned subsidiary of Neurotrope, merged with and into us. We were the surviving corporation in this merger and became a wholly owned subsidiary of Neurotrope. On December 7, 2020, Neurotrope completed the complete legal and structural separation of Synaptogenix, Inc. from Neurotrope.

Our principal executive offices are located at 1185 Avenue of the Americas, 3rd Floor, New York, New York, and our telephone number is (973) 242-0005. Our website is located at www.synaptogen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders	Up to an aggregate of 11,934,108 shares of Common Stock, which are issuable to such selling stockholders pursuant to the terms of the Preferred Shares and Warrants. In accordance with the terms of the Registration Rights Agreement with the holders of the Preferred Shares and the Warrants, the 11,934,108 shares of Common Stock reflects the sum of (i) 200% of the maximum number of shares of Common Stock issued or issuable pursuant to the Preferred Shares sold in the private placement (assuming for purposes hereof that the Preferred Shares are convertible at the Floor Price of $0.71), including payment of dividends on the Preferred Shares through April 10, 2026 in the form of shares of Common Stock, and (ii) 200% of the maximum number of shares of Common Stock issued or issuable upon exercise of the Warrants (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation).

Use of Proceeds	We will not receive any proceeds from the sale of the Conversion Shares and Warrant Shares by the selling stockholders. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $5 million. We currently intend to use such proceeds for general corporate purposes.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	“SNPX”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” included in this prospectus and beginning on page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the Conversion Shares and Warrant Shares, each as described under “The Offering” and “Selling Stockholders.” When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our patent portfolio, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, availability of our raw materials, existing or increased competition, stock volatility and illiquidity, and our failure to implement our business plans or strategies.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named in this prospectus, and the selling stockholders will receive all of the proceeds from this offering. We may receive up to approximately $5 million in aggregate gross proceeds in the event all of the Warrants are exercised for cash. Any proceeds we receive from the exercise of the Warrants will be used for general corporate purpose. The holders of the Warrants are not obligated to exercise their Warrants for cash, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants for cash.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Preferred Shares and exercise of the Warrants. For additional information regarding the issuance of the Preferred Shares and the Warrants, see “Private Placement of Preferred Shares and Warrants” above. We are registering the Conversion Shares and Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Preferred Shares and the Warrants issued pursuant to the Securities Purchase Agreement and except as disclosed in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Common Stock as of October 3, 2024, assuming conversion of the Preferred Shares in full and exercise of the Warrants in full on that date without account of any limitations on conversion and exercise set forth therein.

The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the shares of Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Preferred Shares set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) 200% of the maximum number of shares of Common Stock issued or issuable pursuant to the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the Floor Price of $0.71), including payment of dividends on the Preferred Shares through April 10, 2026 in the form of shares of Common Stock, and (ii) 200% of the maximum number of shares of Common Stock issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Preferred Shares (including dividends on the Preferred Shares through April 10, 2026) and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation). Because the conversion price of the Preferred Shares and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Beneficial Ownership Following Offering”) assume the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Preferred Shares and the Warrants, a selling stockholder may not convert the Preferred Shares or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of Common Stock which would exceed 4.99%, or, at the election of the selling stockholder, 9.99% of the outstanding shares of the Company. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock of Owned After Offering(3)	Beneficial Ownership Following Offering(3)
Iroquois Master Fund Ltd.	3,252,176	(4)	3,181,840	70,336	4.99%
Iroquois Investment Group, LLC	2,258,824	(5)	2,188,067	70,757	4.99%
Intracoastal Capital, LLC (6)	5,440,349	(7)	5,369,908	70,441	4.94%
The Hewlett Fund LP	1,226,542	(8)	1,194,293	32,249	2.32%

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders and upon 1,355,613 shares of Common Stock issued and outstanding as of October 1, 2024 (prior to any deemed issuance of any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	In accordance with the terms of the registration rights agreement with the holders of the Preferred Shares and the Warrants, this column reflects the sum of (i) 200% of the maximum number of shares of Common Stock issued or issuable pursuant to the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the Floor Price of $0.71), including payment of dividends on the Preferred Shares through April 10, 2026 in the form of shares of Common Stock, and (ii) 200% of the maximum number of shares of Common Stock issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Preferred Shares (including dividends on the Preferred Shares through April 10, 2026) and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation). The actual number of shares of Common Stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our Common Stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the Common Stock.

(3)	Assumes the maximum number of shares to be sold in this offering are sold.

(4)	Includes (i) 3,181,840 shares being registered hereby on behalf of Iroquois Master Fund Ltd. (“IMF”), (ii) 16,412 shares of Common Stock held by IMF and (iii) 53,924 shares of Common Stock underlying warrants held by IMF. Does not include certain warrants held by IMF that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in IMF having beneficial ownership of more than 4.99% of the Common Stock.

(5)	Includes (i) 2,188,067 shares being registered hereby on behalf of Iroquois Capital Investment Group, LLC (“ICIG”), (ii) 8,390 shares of Common Stock held by ICIG and (iii) 62,367 shares of Common Stock underlying warrants held by ICIG. Does not include certain warrants held by ICIG that are not exercisable due to provisions in such warrants blocking exercise if such exercise will result in ICIG having beneficial ownership of more than 4.99% of the Common Stock.

(6)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal.

(7)	Includes (i) 5,369,908 shares being registered hereby on behalf of Intracoastal and (ii) 70,441 shares of Common Stock underlying warrants held by Intracoastal.

(8)	Includes (i) 1,194,293 shares being registered hereby on behalf of The Hewlett Fund LP (“Hewlett”) and (ii) 70,441 shares of Common Stock underlying warrants held by Hewlett.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Preferred Shares and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the Preferred Shares, Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be approximately $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The financial statements of Synaptogenix, Inc. as of December 31, 2023 and 2022 and for each of the years in the two year period ended December 31, 2023 incorporated by reference in this registration statement and prospectus from our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of Morison Cogen LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of Common Stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and website of the SEC referred to above. You may also access our filings with the SEC on our website, which is located at https://www.synaptogen.com/. The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40458):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2022 and for the quarter ended June 30, 2023, filed with the SEC on August 14, 2024; and

•	our Current Reports on Form 8-K, filed with the SEC on April 4, 2024, June 21, 2024, September 9, 2024, September 11, 2024, September 13, 2024 and October 4, 2024; and

•	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on June 4, 2021, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Synaptogenix, Inc., Attention: Corporate Secretary, 1185 Avenue of the Americas, 3rd Floor New York, New York 10036. Our phone number is (973) 242-0005.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee	$5,262.08
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$5,000.00
Total	$40,262.08

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Item 16. Exhibits.

EXHIBIT LIST

Exhibit Number	Description
3.1	Certificate of Designations (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on September 11, 2024).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on September 11, 2024).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C.

10.1	Securities Purchase Agreement, dated September 10, 2024, by and among the Company and the Investors (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed on September 11, 2024).

10.2	Registration Rights Agreement, dated September 10, 2024, by and among the Company and the Investors (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed on September 11, 2024).

23.1*	Consent of Morison Cogen LLP.

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo P.C. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature page of this registration statement).

107.1*	Filing Fee Table.

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 10, 2024.

SYNAPTOGENIX, INC.

By:	/s/ Alan J. Tuchman, M.D.
Alan J. Tuchman, M.D.
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Synaptogenix, Inc., hereby severally constitute and appoint Alan J. Tuchman, M.D. and Robert Weinstein, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of Synaptogenix, Inc., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan J. Tuchman, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2024
Alan J. Tuchman, M.D.

/s/ Robert Weinstein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 10, 2024
Robert Weinstein

/s/ Joshua N. Silverman	Director and Chairman of the Board	October 10, 2024
Joshua N. Silverman

/s/ William S. Singer	Director and Vice-Chairman of the Board	October 10, 2024
William S. Singer

/s/ Bruce T. Bernstein	Director	October 10, 2024
Bruce T. Bernstein

/s/ Jonathan L. Schechter	Director	October 10, 2024
Jonathan L. Schechter

/s/ Daniel Alkon, M.D.	Director	October 10, 2024
Daniel Alkon, M.D.